Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Wells Fargo Master Trust:

In planning and performing our audits of the financial statements of the Wells Fargo C&B Large Cap Value Portfolio, Wells Fargo
Core Bond Portfolio, Wells Fargo Diversified Large Cap Growth Portfolio, Wells Fargo Emerging Growth Portfolio, Wells Fargo
Index Portfolio, Wells Fargo International Growth Portfolio,
Wells Fargo International Value Portfolio, Wells Fargo Large
Company Value Portfolio, Wells Fargo Managed Fixed Income
Portfolio, Wells Fargo Real Return Portfolio, Wells Fargo Small Company Growth Portfolio, Wells Fargo Small Company Value
Portfolio, and the Wells Fargo Stable Income Portfolio
(collectively the Portfolios), thirteen of the portfolios comprising the Wells Fargo Master Trust, as of and for the year ended
May 31, 2017, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we considered the Portfolios internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A portfolios internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A portfolios internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the portfolio;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the portfolio are being made only in accordance with authorizations of management and trustees of the portfolio;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the portfolios assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Portfolios annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Portfolios internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Portfolios internal control over financial reporting and its operations, including controls over safeguarding securities that we consider to be a material weakness as defined above as of May 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of Wells Fargo
Master Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/S/ KPMG LLP
Boston, Massachusetts
July 26, 2017